Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Diversified Energy Company PLC of our report dated March 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Diversified Energy Company PLC’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
May 16, 2025